UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 12, 2007

HUSKER AG, LLC

(Exact name of registrant as specified in its charter)

Nebraska	000-49773	47-0836953
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

54048 Highway 20 Plainview, Nebraska	68769
(Address of principal executive offices)	(Zip Code)

(402) 582-4446

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On December 14, 2007, Husker Ag, LLC, a Nebraska limited liability company (the “Company”), borrowed $2.7 million under its Construction Loan and $1.8 million under its Revolving Loan from Union Bank and Trust Company pursuant to the terms and conditions of the Company’s Credit Agreement dated January 5, 2007 (the “Credit Agreement”). These funds were used to pay ICM, Inc. and to purchase corn and other supplies in connection with the Company’s plant expansion.

The Credit Agreement provides the Company up to $35.0 million of debt financing all of which is required to be used for the construction of the Company’s plant expansion project and for related start-up expenditures. The Credit Agreement consists of a Construction Loan and a Revolving Loan. The Construction Loan is a multiple advance loan with maximum borrowings of $25.0 million, available until the expansion is substantially complete or February 15, 2008, whichever occurs first. The Revolving Loan is a multiple advance loan with maximum borrowings of $10.0 million, available until 39 months after the Construction Loan has been paid in full or matures, whichever occurs first, but no later than June 1, 2018. Until the first principal payment is due under the Construction Loan, both of the loans accrue interest at the one month London Interbank Offering Rate (LIBOR) plus 3.00% adjusted monthly. Union Bank and Trust Company has notified the Company that the resultant interest rate for the month of December, 2007, is 8.236%.

As of December 14, 2007, the Company had outstanding borrowings of $23.1 million under the Construction Loan and $3.1 million under the Revolving Loan.

The disclosures set forth in Item 2.03 of the Form 8-K dated January 5, 2007 and filed on January 11, 2007 hereby are incorporated by reference into this Current Report.

Item 8.01	Other Events

Husker Ag Sends Letter to Members Regarding Distribution and Tax Information.

On or about December 12, 2007, Husker Ag, LLC (the “Company”) mailed a letter to each of its members announcing the distribution, which was previously disclosed on a Form 8-K dated November 21, 2007 and filed with the SEC on November 28, 2007 and incorporated herein by this reference. The letter also provided the Company’s members with certain information related to the possible tax consequences of owning a membership interest in Husker Ag during 2007.

Attached hereto as Exhibit 99.1 and incorporated herein by this reference is a letter from the Company to each of its members announcing the distribution and providing the tax information.

Husker Ag Provides Update on Plant Expansion

Attached hereto as Exhibit 99.2 and incorporated herein by this reference is a Press Release of the Company providing an update on the plant expansion.

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Cautionary Statement for Purposes of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995

The matters discussed in this report and the exhibits hereto, when not historical matters, are forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from projected results. Such factors include, among others, the timing of regulatory approvals, ethanol and agricultural industry conditions and volatility of commodity prices, availability of financing, environmental and governmental regulations, force majeure events and other risk factors as described from time to time in the Company’s filings with the Securities and Exchange Commission. Many of these factors are beyond the Company’s ability to control or predict. The Company disclaims any intent or obligation to update its forward-looking statements, whether as a result of receiving new information, the occurrence of future events, or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1	Letter from the Company dated December 12, 2007 to each of its members.

Exhibit 99.2	Press Release of the Company Providing an Update on the Plant Expansion

Signature Page Following

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUSKER AG, LLC

Date: December 18, 2007	By:	/s/ Mike Kinney
Mike Kinney, Chairman of the Board